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                                                                   EXHIBIT 23.01



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements (Form S-8 No.'s 333-64418, 333-64092, 333-30083, 333-5769, 33-85914, 33-81894,
333-4806 and 33-52250) pertaining to the 2001 Stock Option Plan, 2001 Employee Stock Purchase Plan, 1991 Employee Stock Purchase Plan, the 1995 Stock Option Plan, the 1994 Annual and Long-Term Incentive Based Compensation Program, the 1985 Employee Stock Option Plan and the 1991 Employee Stock Purchase Plan, the 1992 Restricted Stock Award Plan, and the 1987 Directors Stock Option Plan of Genelabs Technologies, Inc. of our report dated February 6, 2002, with respect to the consolidated financial statements of Genelabs Technologies, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2001.


                                                  ERNST & YOUNG LLP

Palo Alto, California
March 29, 2002